Exhibit 99.1

Guidance Software Announces Preliminary Results
for First Quarter 2016

•                 First quarter 2016 revenue ahead of analyst consensus expectations

•                 First quarter 2016 revenue growth on a year-over-year basis

•                 First quarter 2016 product revenue growth on a year-over-year basis

•                 First quarter 2016 cybersecurity revenue growth of 15% on a year-over-year basis

PASADENA, Calif. – April 13, 2016 – Guidance Software, Inc. (NASDAQ: GUID) today reported preliminary revenue results for the first quarter 2016.

The Company expects total revenue for the first quarter to be in the range of $25.6 million to $25.8 million, ahead of analyst consensus expectations for the quarter, and ahead of $25.0 million in the first quarter 2015 and ahead of $25.4 million in the first quarter 2014, calculated in accordance with generally accepted accounting principles (GAAP). In addition, the Company expects to report a non-GAAP loss of approximately ($0.08) per share for the first quarter.

“We are very pleased to pre-announce a strong Q1 on the heels of a strong Q4. There is no better demonstration of progress than results. We delivered strong top line revenue for Q1, strong product revenue, and strong cybersecurity revenue growth. This is the first time in three years where the company has grown in Q1,”  said Patrick Dennis, Guidance Software’s Chief Executive Officer. “Our shareholders should be encouraged to know that the product strategy and new sales leadership team are already having a meaningful impact on the Company’s performance. We look forward to delivering great results to our shareholders for the foreseeable future.”

Conference Call Information

The Company will report complete first quarter 2016 earnings after market close on Thursday, May 5, 2016 and host a conference call at 2:00 p.m. Pacific time, 5:00 p.m. Eastern time to discuss its first quarter results. Details for the conference call will be announced shortly.

2016 Financial Outlook

Based on these preliminary results, the Company will also be making an announcement about 2016 guidance with its Q1 results on May 5th.

About Guidance Software:

Guidance Software, Inc. (GUID), the maker of the EnCase technology platform, is the gold standard in digital investigations and endpoint data security, helping organizations around the world lower business risk by providing the most complete visibility to data everywhere it’s stored—on the endpoint, across servers, and into the cloud. Guidance Software solutions are built for integration within a rich technology ecosystem, including Dropbox, HP, Cisco, Box, and Blue Coat Systems. Our field-tested and court-proven solutions are used with confidence by more than 70 of the Fortune 100 and hundreds of agencies worldwide. For more information about Guidance Software, please visit guidancesoftware.com, “Like” our Facebook page, follow us on Twitter, or follow our LinkedIn page.

Guidance Software®, EnCase®, EnScript®, EnCE™, EnCEP™, EnForce™, Linked Review™, EnPoint™ and Tableau™ are trademarks owned by Guidance Software and may not be used without prior written permission. All other trademarks and copyrights are the property of their respective owners.

Forward Looking Statements:

The financial data presented in this news release is preliminary and subject to change as a result of events occurring after the date of this press release and as a result of the completion of the Company’s normal controls and procedures related to its quarter-end financial statement closing process.

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for Guidance Software’s products will continue at current or greater levels, or that the Company will continue to grow revenues, or be profitable. There are also risks that Guidance Software’s pursuit of providing network security and e-discovery technology might not be successful, or that if successful, it will not materially enhance Guidance Software’s financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact Guidance Software’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company specifically disclaims any responsibility for updating these forward-looking statements.

INVESTOR CONTACT

Rasmus van der Colff

Guidance Software, Inc.

626-768-4607

investorrelations@guidancesoftware.com

GUID-F